Exhibit 99.1 NEWS RELEASE
Contact: Donna D’Amico-Annitto	6 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Newton, Kansas, Thursday, October 6, 2022…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2023 fiscal year second quarter ended August 28, 2022. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/gvynyvax at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $13,875,000 for the 2023 fiscal year second quarter ended August 28, 2022 compared to $13,618,000 for the 2022 fiscal year second quarter ended August 29, 2021 and $12,783,000 for the 2023 fiscal year first quarter ended May 29, 2022. Park’s net sales for the six months ended August 28, 2022 were $26,658,000 compared to $27,212,000 for the six months ended August 29, 2021. Net earnings for the 2023 fiscal year second quarter were $1,885,000 compared to $2,022,000 for the 2022 fiscal year second quarter and $1,910,000 for the 2023 fiscal year first quarter. Net earnings were $3,795,000 for the current year’s first six months compared to $4,767,000 for last year’s first six months.

Net earnings before special items for the 2023 fiscal year second quarter were $1,885,000 compared to $2,192,000 for the 2022 fiscal year second quarter and $1,910,000 for the 2023 fiscal year first quarter. Net earnings before special items for the six months ended August 28, 2022 were $3,795,000 compared to $4,951,000 for last fiscal year’s first six months.

Adjusted EBITDA for the 2023 fiscal year second quarter was $2,709,000 compared to $3,232,000 for the 2022 fiscal year second quarter and $2,804,000 for the 2023 fiscal year first quarter. Adjusted EBITDA for the current year’s first six months was $5,513,000 compared to $7,336,000 for last year’s first six months.

The Company had no pretax restructuring charges in the 2023 fiscal year second quarter compared to $170,000 in the 2022 fiscal year second quarter, primarily for the costs in connection with exiting the Park Aerospace Technologies Asia Pte. Ltd idle facility in Singapore.

Park reported basic and diluted earnings per share of $0.09 for the 2023 fiscal year second quarter compared to $0.10 for the 2022 fiscal year second quarter and $0.09 for the 2023 fiscal year first quarter. Basic and diluted earnings per share before special items were $0.09 for the 2023 fiscal year second quarter compared to $0.11 for the 2022 fiscal year second quarter and $0.09 for the 2023 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.19 for the 2023 fiscal year’s first six months compared to $0.23 for the 2022 fiscal year’s first six months. Basic and diluted earnings per share before special items were $0.19 for the 2023 fiscal year’s first six months compared to $0.24 for the 2022 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13732781.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, October 13, 2022. The conference call replay will be available at https://edge.media-server.com/mmc/p/gvynyvax and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13732781.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 28, 2022	August 29, 2021	May 29, 2022	August 28, 2022	August 29, 2021
Sales	$13,875	$13,618	$12,783	$26,658	$27,212

Net Earnings before Special Items[1]	$1,885	$2,192	$1,910	$3,795	$4,951
Special Items, Net of Tax:
Restructuring Charges	-	(170)	-	-	(184)
Net Earnings	$1,885	$2,022	$1,910	$3,795	$4,767

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.09	$0.11	$0.09	$0.19	$0.24
Special Items:
Restructuring Charges	-	(0.01)	-	-	(0.01)
Basic Earnings per Share	$0.09	$0.10	$0.09	$0.19	$0.23

Diluted Earnings before Special Items[1]	$0.09	$0.11	$0.09	$0.19	$0.24
Special Items:
Restructuring Charges	-	(0.01)	-	-	(0.01)
Diluted Earnings per Share	$0.09	$0.10	$0.09	$0.19	$0.23

Weighted Average Shares Outstanding:
Basic	20,461	20,397	20,458	20,460	20,390
Diluted	20,503	20,485	20,504	20,504	20,597

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	August 28, 2022	February 27, 2022
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$102,466	$110,361
Accounts Receivable, Net	9,950	8,339
Inventories	7,850	4,657
Prepaid Expenses and Other Current Assets	3,967	3,082
Total Current Assets	124,233	126,439

Fixed Assets, Net	24,456	24,333
Operating Right-of-use Assets	177	203
Other Assets	9,906	9,912
Total Assets	$158,772	$160,887

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,800	$2,534
Accrued Liabilities	1,072	1,494
Operating Lease Liability	54	53
Income Taxes Payable	3,216	2,211
Total Current Liabilities	7,142	6,292

Long-term Operating Lease Liability	152	174
Non-current Income Taxes Payable	10,938	12,621
Deferred Income Taxes	2,040	1,671
Other Liabilities	4,447	4,497
Total Liabilities	24,719	25,255

Shareholders’ Equity	134,053	135,632

Total Liabilities and Shareholders' Equity	$158,772	$160,887

Additional information
Equity per Share	$6.55	$6.63

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 28, 2022	August 29, 2021	May 29, 2022	August 28, 2022	August 29, 2021

Net Sales	$13,875	$13,618	$12,783	$26,658	$27,212

Cost of Sales	9,789	9,207	8,691	18,480	17,329

Gross Profit	4,086	4,411	4,092	8,178	9,883
% of net sales	29.4%	32.4%	32.0%	30.7%	36.3%

Selling, General & Administrative Expenses	1,732	1,488	1,633	3,365	3,136
% of net sales	12.5%	10.9%	12.8%	12.6%	11.5%

Restructuring Charges	-	170	-	-	184
% of net sales	0.0%	1.2%	0.0%	0.0%	0.7%

Earnings from Operations	2,354	2,753	2,459	4,813	6,563

Interest and Other Income:
Interest Income	221	89	133	354	206

Earnings from Operations before Income Taxes	2,575	2,842	2,592	5,167	6,769

Income Tax Provision	690	820	682	1,372	2,002

Net Earnings	$1,885	$2,022	$1,910	$3,795	$4,767
% of net sales	13.6%	14.8%	14.9%	14.2%	17.5%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 28, 2022			13 Weeks Ended August 29, 2021			13 Weeks Ended May 29, 2022
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Restructuring Charges	-	-	-	170	(170)	-	-	-	-
% of net sales	0.0%		0.0%	1.2%		0.0%	0.0%		0.0%

Earnings from Operations	2,354	-	2,354	2,753	170	2,923	2,459	-	2,459
% of net sales	17.0%		17.0%	20.2%		21.5%	19.2%		19.2%

Interest Income	221	-	221	89	-	89	133	-	133
% of net sales	1.6%		1.6%	0.7%		0.7%	1.0%		1.0%

Earnings from Operations before Income Taxes	2,575	-	2,575	2,842	170	3,012	2,592	-	2,592
% of net sales	18.6%		18.6%	20.9%		22.1%	20.3%		20.3%

Income Tax Provision	690	-	690	820	-	820	682	-	682
Effective Tax Rate	26.8%		26.8%	28.9%		27.2%	26.3%		26.3%

Net Earnings	1,885	-	1,885	2,022	170	2,192	1,910	-	1,910
% of net sales	13.6%		13.6%	14.8%		16.1%	14.9%		14.9%

Net Earnings			1,885			2,192			1,910
Addback non-cash expenses:
Income Tax Provision			690			820			682
Interest Income			(221)			(89)			(133)
Depreciation			261			235			260
Stock Option Expense			94			74			85
Adjusted EBITDA			2,709			3,232			2,804

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	26 Weeks Ended August 28, 2022			26 Weeks Ended August 29, 2021
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Restructuring Charge	-	-	-	184	(184)	-
% of net sales	0.0%		0.0%	0.7%		0.0%

Earnings from Continuing Operations	4,813	-	4,813	6,563	184	6,747
% of net sales	18.1%		18.1%	24.1%		24.8%

Interest Income	354		354	206	-	206
% of net sales	1.3%		1.3%	0.8%		0.8%

Earnings from Continuing Operations before Income Taxes	5,167	-	5,167	6,769	184	6,953
% of net sales	19.4%		19.4%	24.9%		25.6%

Income Tax Provision	1,372	-	1,372	2,002	-	2,002
Effective Tax Rate	26.6%		26.6%	29.6%		28.8%

Net Earnings from Continuing Operations	3,795	-	3,795	4,767	184	4,951
% of net sales	14.2%		14.2%	17.5%		18.2%

Loss from Discontinued Operations	-	-	-	-	-	-
% of net sales	0.0%		0.0%	0.0%		0.0%

Net Earnings	3,795	-	3,795	4,767	184	4,951
% of net sales	14.2%		14.2%	17.5%		18.2%

Net Earnings			3,795			4,951
Addback non-cash expenses:
Income Tax Provision			1,372			2,002
Interest Income			(354)			(206)
Depreciation			521			451
Stock Option Expense			179			138
Adjusted EBITDA			5,513			7,336